Exhibit 3.1

COMPANY NUMBER: 12546479

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

FREELINE THERAPEUTICS HOLDINGS PLC

(adopted by a special resolution passed on 31 July 2020)

-i-

CONTENTS

(continued)

-ii-

COMPANY NUMBER: 12546479

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Freeline Therapeutics Holdings plc

(adopted by special resolution passed on 31 July 2020)

PRELIMINARY

Model Articles

1 This document comprises the Articles of Association of Freeline Therapeutics Holdings plc (the “Company”) and no regulations set out in any statute or statutory instrument concerning companies (including the Companies (Model Articles) Regulation 2008 (SI 2008/3229)) shall apply as Articles of Association of the Company.

Definitions

2 In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006, including any modification or re-enactment of it for the time being in force;

address means in relation to electronic communications, any number or address (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the Relevant System concerned) used for the purposes of such communications;

Appointed Number has the meaning given in Article 271;

Appointed Proxy has the meaning given in Article 272;

Appointed Proxy Record has the meaning given in Article 276;

Approved Depositary means a custodian or some other person appointed in writing by the Board whereby such custodian or other person holds or is interested in Ordinary Shares and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Board for the purpose of these Articles;

Articles means these articles of association, as amended from time to time and Article shall be construed accordingly;

auditors means the auditors for the time being of the Company;

Board means the board of directors of the Company, as constituted from time to time;

Business Day means any day except (i) a Saturday, (ii) a Sunday, (iii) any day on which the principal office of the Company is not open for business, and (iv) any other day on which commercial banks in New York, New York or in the United Kingdom are authorised or obligated by law or executive order to close;

Certificated Share means a Share which is held in physical certificated form and references in these Articles to a Share being held in certificated form shall be construed accordingly;

clear days means, in relation to the sending of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company’s website means the website, operated or controlled by the Company, which contains information about the Company in accordance with the Statutes;

default shares has the meaning given in Article 111(a);

Deferred Shares means deferred shares each in the capital of the Company identified in Article 5(c) and with rights set out therein and in these Articles generally;

Depositary Shares has the meaning given in Article 271;

direction notice has the meaning given in Article 111;

director means a director of the Company for the time being, and includes any person occupying the position of director, by whatever name called;

dividend means dividend or bonus;

EEA State means a state within the European Economic Area;

electronic communication has the same meaning as provided in section 15 of the Electronic Communications Act;

Electronic Communications Act means the Electronic Communications Act 2000 (as amended from time to time);

electronic form means in a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section;

electronic general meeting has the meaning given in Article 79;

entitled by transmission means, in relation to a Share, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

Exchange Act means the United States Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the SEC promulgated thereunder;

Group Company has the meaning given in Article 180;

Group Company Interest has the meaning given in Article 180;

holder means, in relation to a Share, the member whose name is entered in the Register as the holder of that Share;

Interested Director has the meaning given in Article 179;

member means a member of the Company;

Nasdaq means Nasdaq Global Select Market (or other similar national quotation system of the Nasdaq Stock Market);

Office means the registered office for the time being of the Company;

Operator means a person approved under the Regulations as operator of a Relevant System;

ordinary resolution has the meaning given in section 282 of the Act;

Ordinary Shares means the ordinary shares of £0.00001 in the capital of the Company;

paid means paid or credited as paid;

Preference Shares means preference shares each in the capital of the Company identified in Article 5(b) and with rights set out therein and in these Articles generally;

Proxy Register has the meaning given in Article 271;

public announcement means disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service of other method of public announcement as the Board may deem appropriate in the circumstances or, where applicable, in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

Register means the register of members of the Company;

Regulations means the Uncertificated Securities Regulations 2001 (SI 2001/3755) (as amended and replaced from time to time and any subordinate legislation and rules made under them for the time being in force);

Relevant Class has the meaning given in Article 24;

Relevant System means any computer based system, and procedures, permitted by the Regulations, which enables title in units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

Retiring Directors has the meaning given in Article 141;

seal means the common seal (if any) of the Company and includes any official seal (if any) kept by the Company by virtue of section 49 or 50 of the Act;

SEC means the United States Securities and Exchange Commission;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company;

section 793 notice has the meaning given in Article 111;

Securities Act means the United States Securities Act of 1933, as amended from time to time and the rules and regulations of the SEC promulgated thereunder;

Shareholder Information means notices, documentation or information which the Company wishes or is required to communicate to members including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meeting and proxy forms;

Shares means shares of any class in the capital of the Company and Share shall be construed accordingly;

Situational Conflict has the meaning given in Article 179;

special resolution has the meaning given to it in section 283 of the Act;

Statutes means the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations and the Electronic Communications Act);

Sterling or £ means the lawful currency of the United Kingdom;

Uncertificated Proxy Instruction means a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the Relevant System concerned);

Uncertificated Share means in relation to any Share or other security of the Company, that title to it is evidenced and may be transferred by means of a Relevant System;

United Kingdom means Great Britain and Northern Ireland;

US Dollars or $ means the lawful currency of the United States of America;

website communication means the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act; and

withdrawal notice has the meaning given to it in Article 114.

Construction

3 References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to outstanding Shares in the Company shall not include Shares held by the Company in treasury.

References to electronic platforms include, without limitation, website addresses and conference call systems, and references to persons attending meetings by electronic means means attendance at electronic general meetings via the electronic platform(s) stated in the notice of such meeting.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and vice versa, and words denoting persons include bodies corporate (wherever resident or domiciled) and unincorporated bodies of persons.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Statutes have the same meaning as in the Statutes (but excluding any modification of the Statutes not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

References to “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible.

A reference in these Articles to a holder or holder(s) of any class of Shares, as the case may be, shall in each case, be deemed to exclude the Company in relation to any Shares in treasury.

Headings are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word Board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; and (c) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL AND LIMITED LIABILITY

Limited Liability

4 The liability of the members is limited to the amount, if any, unpaid on the Shares held by them.

Share Capital

5 Without prejudice to the rights attached to any deferred shares in issue on the date on which these Articles became effective, the Company may issue or have in issue shares in the capital of the Company with the following rights attaching to them:

(a)

Ordinary Shares, each of which shall be denominated in sterling with a nominal value of £0.00001. Each Ordinary Share shall have one (1) vote attaching to it for voting purposes in respect of all matters on which Ordinary Shares in the capital of the Company have voting rights, and shall form a single class with the other Ordinary Shares in the capital of the Company for such purposes. Each Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend or other distribution or in respect of the capitalisation of profits, in favour of the Ordinary Shares. Each Ordinary Share shall rank equally with all Ordinary Shares in the capital of the Company in respect of any distribution made on a winding up of the Company.

(b)

Preference Shares, each of which shall be denominated in sterling with a nominal value to be determined by the Board. Preference Shares may be issued in one (1) or more classes with or without votes attaching to them, with the Board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company. The Board may determine any other terms and conditions of the Preference Shares, including with regards to their rights (i) to receive dividends (which may include the right to receive preferential or cumulative dividends), (ii) to distributions made by the Company on a winding up, and (iii) to be convertible into, or exercisable or exchangeable for, shares of any other class or classes of the same or any other class or classes of share or redeemable, at such price or prices or at such rates of exchange and with such adjustments as may be determined by the Board.

(c)

Deferred Shares, each of which shall be denominated in sterling with a nominal value to be determined by the Board. Deferred Shares shall confer no rights to participate in the profits of the Company. On a return of capital on a winding up (excluding any reorganisation of the Company’s assets, liabilities or subsidiaries on an intra-group and solvent basis), but not otherwise, there shall be paid to the holders of Deferred Shares the nominal capital paid up or credited as paid up on such Deferred Shares after:

(i)

first paying to the holders of any Preference Shares the nominal capital paid up or credited as paid up on the Preference Shares and any amount required to be paid to the holders of Preference Shares; and

(ii)	second paying to the holders of Ordinary Shares the nominal capital paid up or credited as paid up on the Ordinary Shares held by them, together with the sum of $100,000 on each ordinary share.

The holders of Deferred Shares shall not be entitled to any further right of participation in the assets of the Company. The holders of Deferred Shares shall not be entitled in their capacity as holders of such shares to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting. The Deferred Shares shall not be listed or traded on any stock exchange and shall not be transferable except with the written consent of the Board and except that any time (and from time to time) the Company may (subject to the provisions of the Act), without obtaining the sanction of the holder or holders of Deferred Shares:

(A)

appoint any person to execute on behalf of any holder of Deferred Shares an instrument of transfer to transfer all of the Deferred Shares or any part thereof (and/or an agreement to transfer the same) to the Company or to such person as the Board may determine (whether or not an officer of the Company) for nil consideration; and

(B)	cancel all or any of the Deferred Shares so acquired by the Company in accordance with the Act.

No share certificates shall be issued in respect of the Deferred Shares.

(d)

The Company may from time to time create, allot and issue further shares, with or without voting rights, whether ranking pari passu with or in priority to the Deferred Shares and any creation, allotment or issue of such further shares (whether or not ranking in any respect in priority to the Deferred Shares) shall be treated as being in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Deferred Shares. No reduction in capital by the Company of the capital paid up on the Deferred Shares shall constitute a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (in accordance with the Act) without obtaining the consent of the holders of Deferred Shares. Without prejudice to the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class or classes and such reduction (or purchase) shall not involve a variation of rights attaching to the Deferred Shares for any purpose or require the consent of the holders of the Deferred Shares. No amendment to, or replacement of, the articles of association of the Company shall constitute a variation of rights attaching to the Deferred Shares for any purposes. To the extent that there is any conflict between the provisions of this Article 5(d) and any other provision of these Articles, the provisions of this Article 5(d) shall prevail.

Shares with special rights

6 Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing Shares or class of Shares, any Share may be issued with such preferred, deferred or other special rights or subject to such restrictions (whether in regard to dividends, return of capital, voting or otherwise) as the Company may by ordinary resolution determine or, subject to and in the absence of such determination, as the Board shall determine.

Uncertificated Shares

7 Subject to the provisions of the Regulations, and without prejudice to any powers which the Company or the Board may have to issue, allot, dispose of, convert or otherwise deal with or make arrangements in relation to Shares and other securities in any form:

(a)	the Board may permit the holding of Shares in any class in uncertificated form;

(b)	the Company may issue Shares in uncertificated form;

(c)	Shares may be converted from certificated form to uncertificated form and vice versa; and

(d)	title to Shares in any class may be transferred by means of a Relevant System.

No separate class of Shares

8 Shares that fall within a certain class shall not form a separate class of Shares from other Shares in that class because any Share in that class is held in uncertificated form.

Exercise of Company’s entitlements in respect of Uncertificated Shares

9 Where the Company is entitled under any provision of the Statutes or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a Share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes and these Articles and the facilities and requirements of the Relevant System:

(a)

to require the holder of that Uncertificated Share by notice to change that Share into certificated form within the period specified in the notice and to hold that Share in certificated form so long as required by the Company;

(b)

to require the holder of that Uncertificated Share by notice to give any instructions necessary to transfer title to that Share by means of the Relevant System within the period specified in the notice;

(c)

to require the holder of that Uncertificated Share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the Relevant System, necessary to transfer that Share within the period specified in the notice and such steps shall be as effective as if they had been taken by the registered holder of that Share; and

(d)

to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that Share, or otherwise to enforce a lien in respect of that Share.

AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

Power to allot Shares

10 Without prejudice to any authority granted prior to the date on which these Articles became effective, the Board has general and unconditional authority to exercise all the powers of the Company to allot Shares in the Company or to grant rights to subscribe for or to convert any security into Shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed 551 period.

Disapplication of pre-emption rights

11 Without prejudice to any power granted prior to the date on which these Articles became effective, the Board is empowered for each prescribed 561 period to allot equity securities for cash pursuant to the authority conferred by Article 10 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount. This Article 11 applies in relation to a sale of Shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article 11 the words “pursuant to the authority conferred by Article 10” were omitted.

Offer or agreement to allot

12 Without prejudice to any authority or power granted prior to the date on which the these Articles became effective, the Company may make an offer or agreement which would or might require Shares to be allotted, or rights to subscribe for or convert any security into Shares to be granted, after an authority given pursuant to Article 10 or a power given pursuant to Article 11 has expired. The Board may allot Shares, or grant rights to subscribe for or convert any security into Shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

Interpretation

13 In this Article 13 and Articles 10, 11 and 12:

prescribed 551 period means any period for which the authority conferred by Article 10 is given by ordinary or special resolution stating the section 551 amount (which may be the same as the prescribed 561 period);

prescribed 561 period means any period for which the power conferred by Article 11 is given by special resolution stating the section 561 amount (which may be the same as the prescribed 551 period);

section 551 amount means, for any prescribed 551 period, the amount stated as such in the relevant resolution; and

section 561 amount means, for any prescribed 561 period, the amount stated as such in the relevant special resolution.

14 Subject to the provisions of the Statutes relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable Shares, the provisions of Article 15, all Shares for the time being in the share capital of the Company (whether forming part of the original or any increased capital) and all (if any) Shares in the Company lawfully held by or on behalf of it shall be at the disposal of the Board which may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as it thinks fit.

15 Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing Shares or class of Shares, Shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of Shares, provided that it does so before the Shares are allotted.

Commissions

16 The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Statutes. Subject to the provisions of the Statutes, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

Trusts not recognised

17 Except as required by law, the Company shall recognise no person as holding any Share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or required in any way to recognise any interest in any Share (or in any fractional part of a Share) except the holder’s absolute right to the entirety of the Share (or fractional part of the Share).

VARIATION OF RIGHTS

Method of varying rights

18 Subject to the provisions of the Statutes, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any existing class may (unless otherwise provided by the terms of allotment of the Shares of that class) be varied or abrogated either while the Company is a going concern or during or in contemplation of a winding up:

(a)	in such manner (if any) as may be provided by those rights;

(b)

with the written consent of the holders of three-quarters in nominal value of the issued Shares of the class (excluding any Shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in the absence of such specification to the Office, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(c)	with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class,

but not otherwise.

19 Where there are two (2) or more classes of Shares, every decision by general meeting shall be subject to a separate vote by each class of shareholders whose class rights are affected thereby.

When rights are deemed to be varied

20 For the purposes of Article 18, if at any time the share capital of the Company is divided into different classes of Shares, unless otherwise expressly provided by the rights attached to any Share or class of Shares, those rights shall be deemed to be varied, save in respect of the Deferred Shares, by:

(a)	the reduction of the capital paid up on that Share or class of Shares otherwise than by a purchase or redemption by the Company of its own Shares; and

(b)

except as a result of the exercise by the Board of any power permitting the allotment of Ordinary Shares, the allotment of another Share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that Share or class of Shares, but shall not be deemed to be varied by:

(a)	the creation or issue of another Share ranking equally with, or subsequent to, that Share or class of Shares;

(b)	the purchase or redemption by the Company of its own Shares or the holding of such Shares as treasury shares in accordance with the provisions of the Statutes;

(c)	the sale of any Shares held as treasury shares in accordance with the provisions of the Statutes;

(d)	the Company permitting, in accordance with the Regulation, the holding of and transfer of title to Shares of that or any other class in uncertificated form by means of a Relevant System; or

(e)	the capitalisation of profits or reserves in accordance with these Articles.

21 Subject to the terms on which any Shares may be issued, the rights or privileges attached to any class of Shares shall be deemed not to be varied or abrogated by the creation or issue of any new Shares ranking pari passu in substantially all respects (save as to the date from which such new Shares shall rank for dividend) with or subsequent to any Shares already issued or by any purchase by the Company of its own Shares.

SHARES IN UNCERTIFICATED FORM

Power to use a Relevant System

22 The directors shall have power to implement such arrangements as they may, in their absolute discretion, deem fit in order for any class of Shares to be a participating security (subject always to the Regulations and the facilities and requirements of the Relevant System concerned). Where they do so, Articles 23 and 24 shall come into effect immediately prior to the time at which the Operator of the Relevant System concerned permits the class of Shares concerned to be a participating security.

Effect of the Regulations

23 In relation to any class of Shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a)	the holding of Shares of that class in uncertificated form;

(b)	the transfer of title to Shares of the class by means of a Relevant System; or

(c)	the Regulations,

and, without prejudice to the generality of this Article 23, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of Shares of that class in uncertificated form.

24 Without prejudice to the generality of Article 23 and notwithstanding anything contained in these Articles where any class of Shares is, for the time being, a participating security (such class being referred to in these Articles as the Relevant Class):

(a)	Shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

(b)	unless the Board otherwise determines, Shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(c)	Shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;

(d)

title to Shares of the Relevant Class which are recorded on the Register as being held in uncertificated form may be transferred by means of the Relevant System concerned and accordingly (and in particular) Article 50 shall not apply in respect of such Shares to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the Share to be transferred;

(e)	the Company shall comply with the provisions of Regulations 25 and 26 in relation to the Relevant Class;

(f)

the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41; and

(g)	Articles 27 to 31 shall not apply so as to require the Company to issue a certificate to any person holding Shares of the Relevant Class in uncertificated form.

Disposal, forfeiture and surrender of Uncertificated Shares

25 If, under these Articles or the Statutes, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an Uncertificated Share then, subject to these Articles and the Statutes, such entitlement shall include the right of the Board to:

(a)

require the holder of the Uncertificated Share by notice in writing to change that Share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a Certificated Share for so long as the Board requires;

(b)

appoint any person to take such other steps, by instruction given by means of a Relevant System or otherwise, in the name of the holder of such Share as may be required to effect the transfer of such Share and such steps shall be effective as if they had been taken by the registered holder of that Share; and

(c)

take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that Share or otherwise enforce a lien in respect of that Share.

Register of Uncertificated Securities

26 The Company shall be entitled to assume that the entries of any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant register of securities held by the Operator are a complete and accurate reproduction of the particulars entered into the register of securities held by the Operator and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption, and, in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant register of securities (as so maintained and reconciled).

SHARE CERTIFICATES

Members’ right to certificates

27 Subject to these Articles and the provisions of the Regulations, every member (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate), on becoming the holder of a Share shall be entitled, except as provided by the Statutes, without payment, to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of the issue of Shares provide otherwise) to one certificate for all the Certificated Shares of each class held by him (and, on transferring a part of his holding of Certificated Shares of any class, to a certificate for the balance of his holding of Certificated Shares). Each member may elect to receive one or more additional certificates for any of his Certificated Shares if he pays a reasonable sum determined from time to time by the Board for every certificate after the first.

28 Every certificate shall:

(a)	be executed by the Company in such manner as the Board, having regard to the Statutes, may approve; and

(b)	specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and the nominal value of and the amount or respective amounts paid up on the Shares.

29 The Board may by resolution decide, either generally or in particular case or cases, that any signatures on any certificates for Shares or any other form of security issued at any time by the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

30 The Company shall not be bound to issue more than one certificate for Certificated Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them and seniority shall be determined in accordance with Article 108. Shares of different classes may not be included in the same certificate.

Replacement Certificates

31 If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate to the Company.

LIEN

Company to have a lien on Shares

32 The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies payable to the Company (whether presently or not) in respect of that Share. The Board may at any time (generally or in a particular case) waive any lien or declare any Share to be wholly or in part exempt from the provisions of this Article 32. The Company’s lien on a Share shall extend to any amount (including, without limitation, dividends) payable in respect of it.

Enforcement by sale

33 The Company may sell, in such manner as the Board determines, any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice in writing has been sent to the holder of the Share in question, or to the person entitled to it by transmission, demanding payment of the sum presently payable and stating that if the notice is not complied with the Share may be sold.

Giving effect to sale

34 To give effect to any such sale, the Board may, if the Share is a Certificated Share, authorise such person as it directs to execute an instrument of transfer in respect of the Share sold to, or in accordance with the directions of, the buyer. If the Share is an Uncertificated Share, the Board may, to enable the Company to deal with the Share in accordance with the provisions of this Article 34, exercise any of the powers of the Company under Article 9 to effect the sale of the Share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the Share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

35 The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the Share sold is a Certificated Share, on surrender to the Company for cancellation of the certificate in respect of the Share sold and, whether the Share sold is a Certificated Share or an Uncertificated Share, subject to a like lien for any monies not presently payable as existed on the Share before the sale) be paid to the person entitled to the Share at the date of the sale.

CALLS ON SHARES

Power to make calls

36 Subject to the terms of allotment of any Shares, the Board may from time to time make calls on the members in respect of any monies unpaid on their Shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his Shares as required by the notice. A call may be required to be paid by instalments. A call may, before receipt by the Company of an amount due under it, be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the Board may determine. A person on whom a call is made shall remain liable for calls made on him even if the Shares in respect of which the call was made are subsequently transferred.

Time when call made

37 A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

Liability of joint holders

38 The joint holders of a Share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

39 If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is actually paid. Interest shall be paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding fifteen (15) per cent per annum, or, if higher, the appropriate rate (as defined in the Act), but the Board may in respect of any individual member waive payment of such interest wholly or in part. No dividend or other payment or distribution in respect of any such Share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such Share so long as any such sum or any interest or expenses payable in accordance with this Article 39 in relation thereto remains due.

Deemed calls

40 An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

41 Subject to the terms of allotment, the Board may make arrangements on the issue of Shares for a difference between the allottees or holders in the amounts and times of payment of calls on their Shares.

Payment of calls in advance

42 The Board may, if it thinks fit, receive from any member all or any part of the monies uncalled and unpaid on any Share held by him. Such payment in advance of calls shall extinguish the liability on the Share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the monies so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the Board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) fifteen (15) per cent per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

Notice requiring payment of call

43 If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, give the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

44 If that notice is not complied with, any Share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share which have not been paid before the forfeiture. When a Share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the Share before the forfeiture. An entry shall be made promptly in the Register opposite the entry of the Share showing that notice has been sent, that the Share has been forfeited and the date of forfeiture, which shall be deemed to occur at the time of the passing of the relevant Board resolution. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited Shares

45 Subject to the provisions of the Statutes, a forfeited Share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited Certificated Share is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the Share to that person. Where for the purposes of its disposal a forfeited Share held in uncertificated form is to be transferred to any person, the Board may exercise any of the powers of the Company under Article 9. The Company may receive the consideration given for the Share on its disposal and may register the transferee as holder of the Share.

Liability following forfeiture

46 A person, any of whose Shares have been forfeited or surrendered, shall cease to be a member in respect of any Share which has been forfeited and shall, if the Share is held in certificated form, surrender the certificate for any forfeited Share to the Company for cancellation. The person shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of that Share with interest on that amount at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding fifteen (15) per cent per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Share at the time of forfeiture or for any consideration received on its disposal.

Surrender

47 The Board may accept the surrender of any Share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered Share shall be treated as if it had been forfeited.

Extinction of rights

48 The forfeiture or surrender of a Share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the Share and all other rights and liabilities incidental to the Share as between the person whose Share is forfeited or surrendered and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.

Evidence of forfeiture or surrender

49 A statutory declaration by a director or the secretary that a Share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The declaration shall (subject if necessary to the execution of an instrument of transfer, if necessary) constitute a good title to the Share. The person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the Share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the Share.

TRANSFER OF SHARES

Method of transfer

50 Subject to these Articles:

(a)

without prejudice to any power of the Company to register as a shareholder a person to whom the right to any Share has been transmitted by operation of law, each member may transfer all or any of its Shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a Share which is not fully paid up) by or on behalf of the transferee. An instrument of transfer need not be under seal.

(b)

each member may transfer all or any of its Shares which are in uncertificated form by means of the Relevant System in such manner as is provided for in the Regulations. No provision of these Articles shall apply in respect of an Uncertificated Share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the Share to be transferred.

Transfers of partly paid Certificated Shares

51 The Board may, in its absolute discretion, refuse to register the transfer of a Certificated Share which is not fully paid, provided that the refusal does not prevent dealings in Shares in the Company from taking place on an open and proper basis.

Invalid transfers of Certificated Shares

52 The Board may in its absolute discretion also refuse to register the transfer of a Certificated Share:

(a)	unless the instrument of transfer:

(i)	is for a share which is fully paid up;

(ii)

is lodged, duly stamped (if stampable), at the Office or at another place appointed by the Board, accompanied by the certificate for the Shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer, or evidence of someone other than the transferor to make the transfer on the transferor’s behalf;

(iii)	is in respect of only one class of Shares;

(iv)	is in favour of not more than four (4) transferees; and

(v)	where it is in favour of a person providing depositary or clearance services or a nominee of such person, is in a form reasonably satisfactory to the Board; or

(b)

if the transfer is with respect to a Share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the Share in accordance with Article 33; or

(c)	if it is a Certificated Share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

Invalid transfers of Uncertificated Shares

53 The Board may also refuse to register a transfer of Uncertificated Shares in any circumstances that are allowed or required by the Regulations or the Relevant System.

Notice of refusal to register

54 If the Board refuses to register a transfer of a share, it shall send the transferee notice of its refusal as soon as reasonably practicable and, in any event, within two (2) months after the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a Share in certificated form), or the instructions to the Relevant System were received, together with reasons for the refusal.

No fee payable on registration

55 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a Share.

Retention of transfers

56 The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is sent.

Written instrument of transfer

57 For the avoidance of doubt, nothing in these Articles shall require Shares to be transferred by a written instrument if the Statutes and the rules of Nasdaq provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the rules of Nasdaq to regulate the transfer of title to Shares in the Company and for the approval or disapproval, as the case may be, by the Board or the Operator of any Relevant System of the registration of those transfers.

Renunciation of allotment

58 Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any Shares by the allottee in favour of some other person.

TRANSMISSION OF SHARES

Transmission

59 If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any Share held by him solely or jointly with other persons.

Elections permitted

60 A person becoming entitled by transmission to a Share may, on production of any evidence as to his entitlement reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the Share or to have another person nominated by him registered as the transferee. If he elects to become the holder, he shall send notice to the Company to that effect. If he elects to have another person registered and the Share is a Certificated Share, he shall execute an instrument of transfer of the Share to that person. If he elects to have himself or another person registered and the Share is an Uncertificated Share, he shall take any action the Board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the Share. All the provisions of these Articles relating to the transfer of Shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

61 The Board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within sixty (60) days, the Board may after the expiry of that period withhold payment of all dividends or other monies payable in respect of the Share until the requirements of the notice have been complied with.

Right of persons entitled by transmission

62 A person becoming entitled by transmission to a Share shall, on production of any evidence as to his entitlement properly required by the Board and subject to the requirements of Article 60, have the same rights in relation to the Share as he would have had if he were the holder of the Share, subject to Article 244. That person may give a discharge for all dividends and other monies payable in respect of the Share, but he shall not, (except with the authority of the Board), before being registered as the holder of the Share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of Shares.

ALTERATION OF SHARE CAPITAL

New Shares, consolidation and sub-division

63 Subject to the Statutes and the provisions of these Articles, and without prejudice to any special rights attached to any class of Shares, the Company may from time to time:

(a)	increase its share capital by allotting new Shares;

(b)	consolidate and divide all or any of its share capital into Shares of larger nominal amount than its existing Shares;

(c)	sub-divide its Shares, or any of them, into Shares of smaller nominal amount than its existing Shares;

(d)	redeem and/or cancel any of its Shares;

(e)	redenominate its share capital or any class of share capital; and

(f)	determine that, as between the Shares resulting from such a sub-division, any of them may have any preference or advantage as compared with the others,

and where any difficulty arises in regard to any consolidation, division or subdivision, the Board may settle such difficulty as they see fit.

64 All Shares created by increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the Shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up Shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

Fractions

65 Whenever any fractions arise as a result of a consolidation, division or sub-division of Shares, a redesignation of Shares, a reduction of capital of the Company’s reserves or a distribution of shares in another company, pursuant to which any members would become entitled to fractions of a Share, the Board may on behalf of the members deal with the fractions as it thinks fit, and, in particular, without limitation, the Board may (on behalf of those members) sell Shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the Board may be retained for the benefit of the Company). Where the Shares to be sold are held in certificated form, the Board may, to enable the Company to deal with the Shares in accordance with the provisions of this Article 65, authorise a person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the buyer. Where the Shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the Shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase monies and his title to the Shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

PURCHASE OF OWN SHARES

66 On any purchase by the Company of its own Shares, neither the Company nor the Board shall be required to select the Shares to be purchased rateably or in any manner as between the holders of Shares of the same class or as between them and the holders of Shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of Shares.

GENERAL MEETINGS

Annual general meetings

67 The Board shall convene and the Company shall hold general meetings and annual general meetings in accordance with the requirements of the Statutes. The annual general meeting shall be held at such time and place as the Board may appoint.

68 A general meeting (other than an annual general meeting) may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than ninety-five (95) per cent. in nominal value of the Shares giving that right (excluding any Shares held as treasury shares).

Class meetings

69 Subject to these Articles and to any rights for the time being attached to any classes of Shares in the Company, all provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of Shares, except that:

(a)

the necessary quorum at any such meeting shall be two (2) holders of the relevant class of shares present personally or by proxy, whatever the amount of their holdings, who shall be deemed to constitute a meeting; and

(b)	each holder of shares of the class shall have one (1) vote in respect of every share of the class held by him.

For the purposes of this Article 69, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.

Time and place of meetings

70 The Board shall determine whether a general meeting is to be held as a physical general meeting or an electronic general meeting. The Board may call general meetings whenever and at such times and places (including electronic platforms) as it shall determine. On the requisition of members pursuant to the provisions of the Statutes, the Board shall promptly convene a general meeting in accordance with the requirements of the Statutes.

NOTICE OF GENERAL MEETINGS

Period of notice

71 An annual general meeting shall be called by not less than twenty-one (21) clear days’ notice in writing and no more than sixty (60) days’ notice in writing. Subject to the provisions of the Statutes, all other general meetings may be called by not less than fourteen (14) clear days’ notice in writing and no more than sixty (60) days’ notice in writing.

Recipients of notice

72 Subject to the provisions of the Statutes, to the provisions of these Articles and to any special rights or restrictions imposed on any Shares, the notice shall be sent to every member as of the record date of such meeting and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of notice: general

73 Subject to the provisions of the Statutes, the notice shall specify:

(a)	whether the meeting shall be a physical and/or electronic general meeting;

(b)

for physical meetings, the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 78, which shall be identified as such in the notice); and

(c)

for electronic general meetings, the time, date and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the Board, in its sole discretion, sees fit, and the general nature of the business to be dealt with and shall state, with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies, to attend, to speak and to vote instead of him and that a proxy need not be a member.

74 Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice.

Contents of notice: additional requirements

75 In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall include the text of the resolution and shall specify the intention to propose the resolution as a special resolution.

Record date

76 The notice of a general meeting must specify a time (which must not be more than 48 hours, excluding any part of a day which is not a working day, before the time fixed for the meeting) by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. Changes to entries on the Register after the time specified in the notice will be disregarded in deciding the rights of any person to attend or vote.

Notifying other arrangements for viewing and hearing proceedings

77 The notice shall include details of any arrangements made for the purpose of Article 73 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meetings at more than one place

78 Without prejudice to Article 73, the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Electronic general meetings

79 Without prejudice to Article 73, the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting hosted on an electronic platform (such meeting being an electronic general meeting) to do so by simultaneous attendance by electronic means with no member necessarily in physical attendance at the electronic general meeting. The members or their proxies present shall be counted in the quorum for, and entitled to vote at, the electronic general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the electronic general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that members attending the electronic general meeting who are not present together at the same place may, by electronic means, attend and speak and vote at it.

Nothing in these Articles prevents a general meeting being held both physically and electronically.

Interruption or adjournment where facilities inadequate

80 If it appears to the chairman of the general meeting that:

(a)	the facilities at the principal meeting place or any satellite meeting place; or

(b)	the electronic platform, facilities or security at the electronic general meeting,

have become inadequate for the purposes referred to in Articles 78 or 79, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 97 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings at physical general meetings

81 The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical meeting and not also as an electronic meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the physical general meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance at physical general meetings

82 For meetings held in accordance with Article 78, the Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 78 or Article 80 (including without limitation the issue of tickets or the imposition of some other means of selection) which it, in its absolute discretion, considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 78 or Article 80. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place/electronic platform and/or time of meeting

83 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held, the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold:

(a)	the physical general meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 78 or Article 80 applies); or

(b)	the electronic general meeting on the electronic platform specified in the notice,

and/or, in either case, at the specified time, it may change the place (or any of the places, in the case of a meeting to which Article 78 or Article 80 applies) or electronic platform and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 78 or Article 80 applies) or electronic platform and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(i)

no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of, or electronic platform for, the meeting by public announcement and in at least two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place or electronic platform and/or postponement to appear at the original place or electronic platform and/or at the original time; and

(ii)

a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 124(i) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 124(ii), at any time not less than forty-eight (48) hours before the postponed time appointed for holding the meeting, provided that the Board may specify, in any case, that in calculating the period of forty-eight (48) hours, no account shall be taken of any part of that day that is not a working day.

Meaning of participate

84 For the purposes of Articles 78, 80, 81, 82 and 83, in relation to physical general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

85 For the purposes of Articles 79, 80, 82 and 83, in relation to electronic general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Statutes or these Articles to be made available at the meeting.

Accidental omission to send notice

86 The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

87 The Board may postpone a general meeting if it deems it necessary to do so. Notice of such postponement shall be given in accordance with these Articles.

Quorum

88 No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles, which shall not be treated as part of the business of the meeting. Except as otherwise provided by these Articles, the necessary quorum for a general meeting shall be at least two qualifying persons entitled to vote on the business to be dealt with, present in person or by proxy, who together represent at least one-third of the voting rights attached to the Shares entitled to vote at the relevant meeting for all purposes, unless:

(a)

each is a qualifying person only because he is authorised under the Statutes to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)	each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

For the purposes of this Article 88 and Article 89 a “qualifying person” means (i) an individual who is a member of the Company, (ii) a person authorised under the Statutes to act as a representative of the corporation in relation to the meeting, or (iii) a person appointed as proxy of a member in relation to the meeting.

89 If the Company has only one (1) member, one qualifying person present at the meeting and entitled to vote on the business to be dealt with shall be a quorum.

If quorum not present

90 If such a quorum is not present within fifteen (15) minutes (or such longer time not exceeding thirty (30) minutes as the chairman of the meeting may decide) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place or electronic platform (being not less than fourteen (14) days nor more than twenty-eight (28) days thereafter) as the chairman of the meeting may, subject to the provisions of the Statutes, determine. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be two members present in person or by proxy and entitled to vote. The adjourned meeting shall be dissolved if a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, provided that the Company must give at least 7 clear days’ notice of any adjourned meeting (that is, excluding the day of the adjourned meeting and the day on which notice is given) to the same persons to whom notice of the Company’s general meeting is required to be given and containing the same information which such notice is required to contain.

Chairman

91 The chairman, if any, of the Board or, in his absence, any deputy chairman of the Company shall preside as chairman of the meeting. If neither the chairman nor the deputy chairman is present within five (5) minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five (5) minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

Persons entitled to speak

92 A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of Shares. Subject to the Statutes, the chairman may invite any person to attend and speak at general meetings of the Company whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting. In addition, the chairman may invite any person who has been nominated by a member of the Company (provided that the chairman is satisfied that at such time as the chairman may determine, the member holds any Shares in the Company as such person’s nominee) to attend and, if the chairman considers it appropriate, to speak at general meetings.

Security at general meetings

93 The Board or the chairman of the meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board or the chairman of the meeting are entitled in its or his absolute discretion to refuse entry to, or eject from any general meeting, a person who refuses to comply with these arrangements, requirements or restrictions.

Security at electronic general meetings

94 The Board or the chairman at any electronic general meeting may make any arrangement and impose any requirement or restriction as is:

(a)	necessary to ensure the identification of those taking part and the security of the electronic communication; and

(b)	proportionate to those objectives.

In this respect, the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

Safety at general meetings

95 The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as set out in the notice of the meeting. The chairman’s discretion on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

Adjournment powers

96 Without prejudice to any other power of adjournment which he may have under these Articles or at common law, the chairman:

(a)	may adjourn a meeting from time to time and from place to place without giving any reason therefor and without notice other than announcement at the meeting;

(b)	shall, if so directed by a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place (which place may include electronic platforms); or

(c)	may adjourn the meeting to another time and place or electronic platform without such consent if it appears to him that:

(i)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(ii)	the behaviour of anyone attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(iii)	an adjournment is necessary to protect the safety of any person attending the meeting; or

(iv)

an adjournment is otherwise necessary so that the business of the meeting may be properly conducted, including where the chairman determines that proper conduct requires an adjournment to enable time for consideration of new information, and each of paragraphs (a), (b) and (c) above shall constitute a separate power to adjourn and no such paragraph shall limit or restrict the power contained in another such paragraph.

Adjournment procedures

97 No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. Any such adjournment may, subject to the provisions of the Statutes, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) or electronic platform as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 124 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 127. Subject to the provisions of the Statutes and the provisions of Article 90, notice shall be sent at least seven (7) clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 78 or Article 80 applies) or electronic platform of the adjourned meeting and the general nature of the business to be transacted.

Amendments to resolutions

98 A resolution duly proposed as a special resolution may be amended by ordinary resolution if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is proposed; and

(b)	the amendment does not go beyond what is necessary to correct a clear error in the resolution).

99 A resolution duly proposed as an ordinary resolution may be amended by ordinary resolution if:

(a)

at least forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman, materially alter the scope of the resolution,

unless the chairman in his absolute discretion decides that the amendment may be considered and voted on.

100 If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on.

Conduct of a poll

101 Subject to Article 102, a poll shall be taken in such manner as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place or electronic platform for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

102 A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chairman directs not being more than twenty-eight (28) days after the meeting.

Effectiveness of special resolutions

103 Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

PROPOSED SHAREHOLDER RESOLUTIONS

104 Members of the Company shall have the rights provided by the Statutes to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company’s next annual general meeting.

105 Any expenses of complying with the rights set out in Article 104 above shall be borne in accordance with the provisions of the Statutes.

VOTES OF MEMBERS

Voting by poll

106 Any resolution put to the vote of a general meeting must be decided on a poll. This Article 106 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

Right to vote on a poll

107 Subject to any rights or restrictions attached to any Shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one (1) vote for every Share of which he is the holder or in respect of which his appointment of a proxy or corporate representative has been made.

Votes of joint holders

108 In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

Member under incapacity

109 A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the Board of the authority of the person claiming to exercise the right to vote has been delivered to the Office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of forty-eight (48) hours, no account shall be taken of any part of a day that is not a working day. Failure to satisfy the requirements of this Article 109 shall cause the right to vote not to be exercisable.

Calls in arrears

110 No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at a separate meeting of the holders of any class of Shares, either in person or by proxy, in respect of any Share held by him unless all monies presently payable by him in respect of that Share have been paid.

Section 793 of the Companies Act: restrictions if in default

111 If at any time the Board is satisfied that any member, or any other person appearing to be interested in Shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement or given information which is false or inadequate in a material particular, then the Board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)

in respect of the Shares in relation to which the default occurred (the default shares, which expression includes any Shares issued after the date of the section 793 notice in respect of those Shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of Shares or on a poll or to exercise any other right conferred by membership in relation to any such meeting or poll;

(b)	in respect of the default shares:

(i)

no payment shall be made by way of dividend or distribution (or any other amount payable in respect of the default shares) and the Company shall not be required to pay interest in respect of any such amounts not paid;

(ii)	no transfer of any default share shall be registered unless:

(A)

the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the Shares the subject of the transfer and that none of the Shares the subject of the transfer are default shares; or

(B)	the transfer is an approved transfer; and/or

(iii)

in respect of any Shares held in uncertificated form, such Shares be converted into certificated form (and the Board shall be entitled to direct the Operator of any Relevant System applicable to those Shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any Shares held by him into uncertificated form (except with the authority of the Board),

(and, for the purposes of ensuring this Article 111(b) can apply to all Shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion into certificated form of any Shares held by the holder in uncertificated form).

Copy of notice to interested persons

112 The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

113 Any direction notice shall cease to have effect not more than seven (7) days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the Shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the Board and with the Board being reasonably satisfied that such information is complete and accurate.

Withdrawal notice

114 The Board may at any time withdraw a direction notice, in whole or in part, or suspend in whole or in part, the imposition of any restrictions contained in the direction notice for a given period by serving on the holder of the default shares a notice in writing to that effect (a withdrawal notice).

Cancellation of restrictions

115 Unless and until a withdrawal notice is duly served in relation thereto or a direction notice in relation thereto is deemed to have been withdrawn, suspended or varied or the Shares to which a direction notice relates are transferred by means of an approved transfer, the sanctions referred to in Article 111 shall continue to apply.

116 The Company may exercise any of its powers under Article 9 in respect of any default share that is held in uncertificated form.

Supplementary provisions

117 For the purposes of this Article 117 and Articles 111 to 116:

(a)

a person shall be treated as interested in any Shares if the member holding such Shares has sent to the Company a notification under section 793 of the Act which names such person as being so interested or if the Company (after taking into account information obtained from the member and from any other relevant section 793 notification) knows or has reasonable cause to believe that the person in question is or may be interested in the Shares;

(b)	“interested” shall be construed as it is for the purposes of section 793 of the Act;

(c)	the prescribed period is fourteen (14) days from the date of service of the section 793 notice; and

(d)	a transfer of Shares is an approved transfer if:

(i)	it is a transfer of Shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii)

the Board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the Shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the Shares; or

(iii)

the transfer results from a sale made through Nasdaq or any other recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company’s Shares are normally traded.

For the purposes of sub-paragraph (ii), any associate (as defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such Shares.

Section 794 of the Act

118 Nothing contained in Articles 111 to 117 limits the power of the Company under section 794 of the Act.

Errors in voting

119 If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objections to voting

120 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Multiple votes

121 On a poll, a member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy

122 A member is entitled to appoint another person, who need not be a member, as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the Shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as a well as for the meeting to which it relates.

123 The appointment of a proxy (whether made by instrument in writing, in electronic form or by website communication) shall be in any usual form as contemplated by these Articles or as the Board may otherwise approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

124 The appointment of a proxy shall be in any usual form or in any other form or manner of communication which the Board may approve. Subject thereto, the appointment of a proxy may be:

(i)	in hard copy form; or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose.

Execution of proxy

125 The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Distribution of proxies

126 The Board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of Shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. If, for the purposes of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company’s control, to send or make available, such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different Share or Shares held by that member. References in these Articles to an appointment of a proxy include references to an appointment of multiple proxies.

Delivery/receipt of proxy appointment

127 Without prejudice to Article 83(ii) or to the third sentence of Article 97, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)

in any form of proxy sent by or on behalf of the Company in relation to the meeting, by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Act) in any such notice or form of proxy.

(b)

if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Statutes) in any such method of notification.

The Board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

128 Any means of appointing a proxy which is authorised by or under this Article 128 shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe. Without limiting the foregoing, in relation to any Shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the Relevant System concerned acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board (subject always to the facilities and requirements of the Relevant System concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a Share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

Authentication of proxy appointment not made by holder

129 Subject to the provisions of the Statutes, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a Share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)

that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)

whether or not a request under this Article 129 has been made or complied with, the Board may determine that it has insufficient evidence of an authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment

130 Subject to Article 128, a proxy appointment which is not delivered or received in accordance with Article 127 shall be invalid. When two (2) or more valid proxy appointments are delivered or received in respect of the same Share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that Share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same Share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Statutes, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy

131 A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the Shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Checking proxy votes

132 The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate representatives

133 Any corporation which is a member of the Company (in this Article 133 the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of Shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one (1) person to exercise a power and more than one (1) authorised person purports in respect of the same Shares:

(a)	to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)	not to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of authority

134 The termination of the authority of a person to act as a proxy or duly authorized representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least twenty-four (24) hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 127(a) or in electronic form received at the address specified (if any) by or on behalf of the Company in accordance with Article 127(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Duration of general authority

135 A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than twelve months, unless a contrary intention is stated in it.

NUMBER OF DIRECTORS

Minimum number of directors

136 The number of directors (other than any alternate directors) shall be at least two (2).

Fewer than the minimum directors

137 If the number of directors is reduced below the minimum number fixed in accordance with these Articles, the directors for the time being may act for the purpose of filling vacancies in their number or of calling a general meeting of the Company, but for no other purpose. If there are no directors willing to act, then any two members may summon a general meeting (or instruct the secretary to do so) for the purpose of appointing directors.

APPOINTMENT OF DIRECTORS

Number of directors to retire

138 At each annual general meeting of the Company, every director at the date of the notice convening the meeting shall retire from office. A retiring director may offer himself for re-appointment by the members and a director that is so re-appointed will be treated as continuing in office without a break.

139 A director who retires at an annual general meeting shall (unless he is removed from office or his office is vacated in accordance with these Articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his place or the resolution to re-appoint him is put to the meeting and lost.

Eligibility for election

140 No person shall be appointed a director at any general meeting unless:

(a)	he is a director retiring at the meeting;

(b)	he is recommended by the Board; or

(c)

notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company, in accordance with, if applicable, section 338 of the Act, of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

Provisions if insufficient directors appointed

141 If:

(a)

any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as directors are put to the annual general meeting and are not approved; and

(b)	at the end of that meeting the number of directors is fewer than any minimum number of directors required under Article 136,

all retiring directors who stood for re-appointment at that meeting (for the purposes of Articles 141 and 142, Retiring Directors) shall be deemed to have been re-appointed as directors and shall remain in office, but the Retiring Directors may only:

(c)	act for the purpose of filling vacancies and convening general meetings of the Company; and

(d)	perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations,

but not for any other reasons.

142 The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in Article 141, and they shall retire from office at that meeting. If at the end of any meeting convened under this Article 142 the number of directors is fewer than any minimum number of directors required under Article 136, the provisions of Articles 141 and 142 shall also apply to that meeting.

Separate resolutions on appointment

143 Except as otherwise authorised by the Statutes, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

Filling vacancies and additional appointments

144 Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the relevant meeting.

145 The Board may appoint a person who is willing to act to be a director, either to fill a casual vacancy or as an additional director. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for election, or until his earlier resignation or removal in accordance with these Articles.

No share qualification

146 A director shall not be required to hold any Shares by way of qualification.

POWERS OF THE BOARD

Business to be managed by the Board

147 Subject to the provisions of the Statutes and these Articles and any directions given by special resolution, to take, or refrain from taking, specified action, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not, including, without limitation, the power to dispose of all or any part of the undertaking of the Company.

148 No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article 148 shall not be limited by any special power given to the Board by these Articles. A meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

Exercise by the Company of voting rights

149 The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

BORROWING POWERS

150 Subject as provided in these Articles, the Board may exercise all of the powers of the Company to borrow money, to indemnify and guarantee, to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or parts thereof, and, subject to the Statutes, to issue debentures and other securities, or to give security whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

CHANGE OF THE COMPANY’S NAME

151 The Company’s name may be changed by resolution of the Board.

DELEGATION OF POWERS OF THE BOARD

Committees of the Board

152 The Board may delegate any of its powers:

(a)

to any committee consisting of one (1) or more directors and (if thought fit) one (1) or more other persons, to such an extent and on such terms and subject to such conditions as the Board thinks fit; and

(b)

to such person(s) by such means, to such an extent and on such terms and subject to such conditions as the Board thinks fit, including to any director holding any executive office such of its powers as the Board considers desirable to be exercised by him.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any other person all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.

Subject to any conditions imposed by the Board, the proceedings of a committee with two (2) or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying, provided that the quorum at any such meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Local boards

153 The Board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article 153 may be made on such terms and subject to such conditions as the Board may decide. The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

154 The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and on such conditions as the Board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including the title “director”

155 The Board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS

Resignation

156 A director may resign his office either by notice in writing submitted to the Board or, if he shall in writing offer to resign, if the other directors resolve to accept such offer.

157 Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, a person shall cease to be a director as soon as:

(a)	that person’s period of appointment expires, if he has been appointed for a fixed period;

(b)	that person ceases to be a director by virtue of any provision of the Statutes or is prohibited from being a director by law or, if applicable, any provisions of the rules of Nasdaq;

(c)	that person is deemed unfit or has otherwise been requested to be removed from office by any regulatory authority in any applicable jurisdiction;

(d)

a bankruptcy order is made against that person or an application is made for an interim court order under s.253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that statute or any similar legislation in any applicable jurisdiction;

(e)	an arrangement or composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(f)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become mentally or physically incapable of acting as a director and may remain so for more than three months;

(g)

that person has become a patient for the purposes of any statute relating to mental health or any court claiming jurisdiction on the ground of mental health or disorder (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs and in any such case the directors resolve that he should cease to be a director;

(h)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms;

(i)	in the case of a director who holds any executive office, that person’s appointment as such is terminated or expires and the directors resolve that he should cease to be a director;

(j)

that person is absent for more than six consecutive months without permission of the directors from meetings of the directors held during that period and the directors resolve that that person should cease to be a director;

(k)

that person receives notice approved by not less than two thirds of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded, and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient; or

(l)	that person dies.

Power of the Company to remove director

158 The Company may, without prejudice to the provisions of the Statutes, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article 158.

REMUNERATION AND EXPENSES OF DIRECTORS

Arrangements with executive directors

159 Subject to the provisions of the Statutes and these Articles (as and to the extent applicable), the salary or remuneration of any director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him for serving as a director under these Articles.

Arrangements with non-executive directors

160 Subject to the provisions of the Statutes, the Board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Any such agreement or arrangement may be made on such terms as the Board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of Nasdaq.

Ordinary remuneration

161 Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board, provided that the agreement or payment of any such fee would not result in non-compliance with any listing requirements of Nasdaq.

Additional remuneration for special services

162 Any director who does not hold executive office with the Company and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the Board may determine, provided the payment of any such extra remuneration would not result in non-compliance with any listing requirements of Nasdaq.

Other remuneration

163 Unless the Board decides otherwise, a director is not accountable to the Company for any remuneration which he received as a director or other officer or employee of the Company’s subsidiary undertakings or of any other body corporate in which the Company is interested.

Expenses

164 The directors may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties as a director.

EXECUTIVE OFFICERS

Appointment to executive office

165 Subject to the provisions of the Statutes, the Board may appoint one or more of its body or any other employee of the Company to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer, vice president, executive vice president, senior vice president and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director or employee for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director or employee. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the Board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of Nasdaq. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office

166 Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not be exempt from retirement by rotation, and if he ceases for any reason to hold the executive office by virtue of which he is termed an executive director, he shall offer to resign as a director in accordance with Article 156 and he shall cease to be a director if the other directors resolve to accept such offer.

Emoluments to be determined by the Board

167 The emoluments of any director or employee holding executive office for his services as such shall be determined by the Board, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of Nasdaq and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

ALTERNATE DIRECTORS

Power to appoint alternates

168 Any director (other than an alternate director) may appoint another director, or any other person approved by the Board and willing to act, and permitted by law to do so, to be an alternate director and may at any time terminate that appointment by notice in writing. Subject to the foregoing, a director may appoint more than one (1) alternate and a person may act as an alternate for more than one (1) director. An alternate director shall not be required to hold any Shares in the Company and shall not be counted in determining any maximum number of directors permitted by these Articles.

Method of appointment or removal

169 Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the Board and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 168) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) specified by or on behalf of the Company for that purpose. A notice of appointment must contain a statement signed by the proposed alternate that he is willing to act as the alternate of the director giving the notice.

Alternates entitled to receive notice

170 An alternate director shall (subject to his giving to the Company a postal address and, if applicable, an address in relation to which electronic communications may be received by him) be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointer is a member, to attend and vote at any such meeting at which the director appointing him is not personally present but at which his appointer would be entitled to vote, and generally to perform all the functions of his appointer in his absence (except as regards powers to appoint an alternate) as a director in his absence.

Alternates representing more than one director

171 A director or any other person may act as an alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the Board or any committee of the Board to one (1) vote for every director whom he represents (and who is present) in addition to his own vote (if any) as a director, but he shall count as only one (1) director for the purposes of determining whether a quorum is present.

Termination of appointment

172 An alternate director shall automatically cease to be an alternate director:

(a)

if his appointer ceases to be a director or dies, but if a director retires by rotation or otherwise vacates office and is elected or deemed to have been elected at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his election; or

(b)

on the happening of any event which, if he were a director, would cause him to vacate office as a director or, if it occurred in relation to his appointer, would result in termination of his appointer’s appointment as a director; or

(c)	if he resigns his office by notice to the Company.

Alternate not an agent

173 Save as otherwise provided in these Articles, an alternate director:

(a)	shall be deemed for all purposes to be a director;

(b)	shall alone be responsible for his own acts and defaults;

(c)	shall, in addition to any restrictions which may apply to him personally, be subject to the same restrictions applicable to his appointer;

(d)	shall not be deemed to be the agent of the director appointing him,

and accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director.

Expenses and remuneration of alternates

174 An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not (unless the Company by ordinary resolution otherwise determines), in respect of his office as alternate director, be entitled to receive any remuneration or fee from the Company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company, and receive the benefits of any insurance or agreement for the Company to incur directly costs in respect of any proceedings or investigation, to the same extent as if he were a director.

DIRECTORS’ INTERESTS

Interested director not to be counted for quorum or voting purposes

175 Subject to Article 177, if a proposed decision of the directors is concerned with an actual or proposed transaction or arrangement with the Company in which a director is interested, that director is not to be counted as participating in the decision-making process for quorum or voting purposes.

Interpretation

176 For the purposes of these Articles (i) a conflict of interest includes (x) a conflict of interest and duty and (y) a conflict of duties and (ii) interest includes both direct and indirect interests.

When interested director may be counted for quorum or voting purposes

177 If:

(a)	the Company by ordinary resolution disapplies the provision of these Articles which would otherwise prevent a director from being counted as participating in the decision-making process;

(b)	the director’s interest cannot reasonably be regarded as likely to give rise to a conflict of interest;

(c)	the Board authorises the director’s conflict of interest; or

(d)	the director’s conflict of interest arises from a permitted cause,

a director who is interested in an actual or proposed transaction or arrangement with the Company is to be counted as participating in the decision-making process for quorum and voting purposes.

Permitted causes

178 For the purposes of Article 177, the following are permitted causes:

(a)	the giving of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by, a director at the request of, or for the benefit of, the Company or any of its subsidiaries;

(b)

the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiaries by a director for which he has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)

the giving to a director of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors and/or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;

(d)

a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiaries for subscription, purchase or exchange, in which offer the director is or may be entitled to participate as holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)

a contract, arrangement, transaction or proposal concerning any other undertaking in which a director or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, member, partner, creditor or otherwise if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one (1) per cent. or more of either any class of the equity share capital of such undertaking (or any other undertaking through which his interest is derived) or of the voting rights available to shareholders, members, partners or equivalent of the relevant undertaking (or any interest being deemed for the purpose of this Article 178 to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(f)

a contract, arrangement, transaction or proposal for the benefit of employees and directors and/or former employees and directors of the Company or any of its Subsidiaries and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees and/or former employees to whom such arrangement relates; and

(g)

a contract, arrangement, transaction or proposal concerning any insurance against any liability which the Company is empowered to purchase or maintain for, or for the benefit of, any directors or for persons who include directors.

Situational Conflicts

179 The directors may, in accordance with the requirements set out in these Articles, authorise any matter or situation proposed to them by any director, which would, if not authorised, involve a director (an Interested Director) breaching his duty under section 175 of the Act to avoid conflicts of interest (a Situational Conflict) and the continued performance by the relevant director of his duties as a director, on such terms and subject to such conditions as they think fit from time to time.

180 Subject to compliance by him with his duties as a director under Part 10 of the Act (other than the duty in section 175(1) of the Act which is the subject of this Article 180, a director may be an officer of, employed by, or hold shares or other securities (whether directly or indirectly) in, or otherwise be interested in, directly or indirectly, the Company or a subsidiary of the Company (in each case, a Group Company Interest and references to a Group Company shall be construed accordingly) and notwithstanding his office or the existence of an actual or potential conflict between any Group Company Interest and the interests of the Company which would fall within the ambit of that section 175(1), the relevant director:

(a)

shall be entitled to attend any meeting or part of a meeting of the directors at which any matter which may be relevant to the Group Company Interest may be discussed, and to vote on any resolution of the directors relating to such matter, and any Board papers relating to such matter shall be provided to the relevant director at the same time as the other directors (save that a director may not vote on any resolution in respect of matters relating to his employment with the Company or other Group Company);

(b)	shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of any Group Company Interest; and

(c)

will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by him by virtue of his Group Company Interest and otherwise than by virtue of his position as a director, if to do so would breach any duty of confidentiality to any other Group Company or third party.

181 No contract entered into shall be liable to be avoided by virtue of:

(a)	any director having an interest of the type referred to in Article 178 where the relevant situation has been approved as provided by that Article; or

(b)	any director having a Group Company Interest which falls within Article 179 or which is authorised pursuant to Article 180.

182 Any authorisation under Article 179 will be effective only if:

(a)

the proposal to be authorised is made by a director in writing and delivered to the other directors or made orally at a meeting of the Board, in each case setting out particulars of the Situational Conflict;

(b)	any requirements as to the quorum for consideration of the relevant matter is met without counting the Interested Director or any other Interested Director; and

(c)	the matter was agreed to without the Interested Director voting or would have been agreed to if the Interested Director’s vote had not been counted.

183 Any authorisation of a Situational Conflict under these Articles may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

(b)

provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the directors or otherwise) related to the Situational Conflict;

(c)	provide that the Interested Director shall or shall not be an eligible director in respect of any future decision of the directors in relation to any resolution related to the Situational Conflict;

(d)	impose upon the Interested Director such other terms for the purposes of dealing with the Situational Conflict as the directors think fit;

(e)

provide that, where the Interested Director obtains, or has obtained (through his involvement in the Situational Conflict and otherwise than through his position as a director of the Company), information that is confidential to a third party, he will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence; and

(f)

permit the Interested Director to absent himself from the discussion of matters relating to the Situational Conflict at any meeting of the directors and be excused from reviewing papers prepared by, or for, the directors to the extent to which they relate to such matters.

184 Where the directors authorise a Situational Conflict, the Interested Director will be obliged to conduct himself in accordance with any terms and conditions imposed by the directors in relation to the Situational Conflict.

185 The directors may revoke or vary such authorisation in respect of any Situational Conflict at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

186 A director is not required, by reason of being a director (or because of the fiduciary relationship established by reason of being a director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a Situational Conflict which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

187 The provisions of Articles 179 to 186 shall not apply to a direct or indirect conflict of interest of a director which arises in relation to an existing or proposed transaction or arrangement with the Company to which the provisions of Articles 175 to 178 and 191 to 192 shall apply.

188 For the purposes of these Articles, references to proposed decisions and decision-making processes include any directors’ meeting or part of a directors’ meeting.

189 Subject to Article 190, if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the Chairman whose ruling in relation to any director other than the Chairman is to be final and conclusive.

190 If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the Chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the Chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

Transactional conflicts

191 Subject to the provisions of the Statutes and provided that he has disclosed to the Board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)

may (or any firm of which he is a member) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is interested and the relevant director or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any undertaking:

(i)	in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.

192 For the purposes of Article 191:

(a)

a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect such director to have knowledge shall not be treated as an interest of such director; and

(c)	a director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any undertaking in which the Company is interested.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

193 The Board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

194 Subject to the provisions of the Act, and without prejudice to the provisions of Articles 265 to 268, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)

a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article 194 are or have been interested,

including, without limitation, insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

195 No director or former director shall be accountable to the Company or the members liable to account for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 247 of the Act

196 The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the Board in accordance with section 247 of the Act.

PROCEEDINGS OF THE BOARD

Regulation of proceedings

197 Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the Board by giving at least five (5) days’ notice of the meeting to each director, which notice may be waived or shortened with the consent of each director. Notice of a Board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article 197 need not be in writing if the Board so determines and any such determination may be retrospective.

Decision making

198 Questions arising at any Board meeting shall be determined by a majority of votes of the directors present at such meeting. A director who is an alternate director who is appointed by two (2) or more directors shall be entitled to a separate vote on behalf of each appointer in the appointer’s absence. In the case of an equality of votes, the chairman will have a casting vote or second vote, unless he or she is not entitled to vote on the resolution in question.

Quorum

199 No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two (2) persons, each being a director. A person who is not himself a director shall, if his appointer is not present but is entitled to be counted in the quorum, be counted in the quorum. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board.

200 Any director who ceases to be a director at a Board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the Board meeting if no director objects.

201 A director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting.

Power of directors if number falls below minimum

202 The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and deputy chairman

203 The Board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the Board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the Board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five (5) minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the Board

204 All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a director or alternate director, shall, as regards all persons dealing in good faith with the Company, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, or that the meeting was not quorate (provided that the directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate) be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote and that the meeting was quorate.

Resolution in writing

205 A resolution in writing agreed to by all the directors entitled to vote at a meeting of the Board or of a committee of the Board but excluding any director whose vote is not to be counted in respect of the matter in question (not being less than the number of directors required to form a quorum of the Board or committee of the Board) shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For this purpose:

(a)

a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Statutes for a document in the relevant form;

(b)	the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose;

(c)	if an alternate director signifies his agreement to the proposed written resolution, his appointer need not also signify his agreement; and

(d)	if a director signifies his agreement to the proposed written resolution, an alternate director appointed by him need not also signify his agreement in that capacity.

Meetings by conference communications

206 Without prejudice to the first sentence of Article 197, a person entitled to be present at a meeting of the Board or of a committee of the Board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

Suspending restrictions on voting

207 The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the Board or of a committee of the Board or ratify any transaction not duly authorised by reason of contravention of such provision.

Division of proposals

208 Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive

209 If a question arises at a meeting of the Board or of a committee of the Board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

210 Subject to the provisions of the Statutes, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

Minutes required to be kept

211 The Board shall cause minutes to be recorded for the purpose of:

(a)	all appointments of officers made by the Board;

(b)	all proceedings at meetings of the Company, the holders of any class of Shares, the Board and committees of the Board, including the names of the directors present at each such meeting; and

(c)	all resolutions of the Company.

Conclusiveness of minutes

212 Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority for execution of a deed

213 The seal shall only be used by the authority of a resolution of the Board. The Board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one authorised person in the presence of a witness who attests the signature. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for Shares and debentures

214 The Board may by resolution determine either generally or in any particular case that any certificate for Shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

REGISTERS

Overseas and local registers

215 Subject to the provisions of the Statutes and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

216 Any director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of Shares, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of Shares, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of dividends

217 Subject to the provisions of the Statutes, the Company may by ordinary resolution declare that out of the profits available for distribution there be paid dividends to the holders of Shares in accordance with the provisions of these Articles, but no dividend shall exceed the amount recommended by the Board.

Interim dividends

218 Subject to the provisions of the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution and the position of the Company. If the share capital is divided into different classes, the Board may:

(a)

pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)	pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment.

If the Board acts in good faith it shall not incur any liability to the holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

Declaration and payment in different currencies

219 Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

220 Except as otherwise provided by the rights attached to Shares:

(a)

all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid, but no amount paid on a Share in advance of the date on which a call is payable shall be treated for the purpose of this Article 220 as paid on the Share; and

(b)

all dividends shall be apportioned and paid proportionately to the amounts paid up on the Shares during any portion or portions of the period in respect of which the dividend is paid, but, if any Share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

For the purpose of this Article 220, an amount paid up on a Share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the Share.

Dividend in specie

221 A general meeting declaring a dividend may, on the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up Shares or debentures of another body corporate. If the Shares in respect of which any such proposed non-cash distribution is paid are Uncertificated Shares, any Shares in the Company which are issued as non-cash consideration in respect of them must be uncertificated. The Board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Permitted deductions and retentions

222 The Board may deduct from any dividend or other monies payable to any member in respect of a Share any monies presently payable by him to the Company in respect of that Share. Where a person is entitled by transmission to a Share, the Board may retain any dividend payable in respect of that Share until that person (or that person’s transferee) becomes the holder of that Share.

Methods of payment to holders and others entitled

223 Any dividend or other monies payable in respect of a Share may be paid (whether in Dollars or another currency) by such method or combination of methods as the Board, in its absolute discretion, may decide and subject in the case of joint holders of a Share to the provisions of Article 224. Different methods of payment may apply to different holders or groups of holders. Without limiting any other method of payment that the Board may decide, the Board may decide that payment shall be made wholly or partly:

(a)	in cash; or

(b)	by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)

by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment;

(d)

if any Share is in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the Relevant System concerned (subject always to the facilities and requirements of the Relevant System); or

(e)	by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Without prejudice to paragraph (d) of the foregoing, in respect of any Shares in uncertificated form, such payment may include sending by the Company or any person on its behalf of an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing.

Joint entitlement

224 If two (2) or more persons are registered as joint holders of any Share, or are entitled by transmission jointly to a Share, the Company may (without prejudice to Article 226):

(a)	pay any dividend or other monies payable in respect of the Share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purpose of Article 223, rely in relation to the Share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

225 A cheque or warrant or any similar financial instrument may be sent by post:

(a)	where a Share is held by a sole holder, to the registered address of the holder of the Share; or

(b)	if two or more persons are the holders, to the registered address of the person who is first named in the Register; or

(c)	without prejudice to Article 223, if a person is entitled by transmission to the Share, as if it were a notice to be sent under Article 237; or

(d)	in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

226 Payment of a cheque or warrant or similar financial instrument by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer, or payment by electronic means or by any other means approved by the Board to an account (of a type approved by the Board) or, in respect of an Uncertificated Share, the making of payment in accordance with the facilities and requirements of the Relevant System shall be a good discharge to the Company. Every cheque or warrant or similar financial instrument sent or transfer of funds or payment made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 223.

Interest not payable

227 No dividend or other monies payable in respect of a Share shall bear interest against the Company unless otherwise provided by the rights attached to the Share.

Treatment of unclaimed dividends

228 Any dividend which has remained unclaimed for twelve (12) years from the date when it became due for payment shall, if the Board so resolves, be forfeited, cease to remain owing by the Company and shall revert to the Company. The payment of any unclaimed dividend or other monies payable in respect of a Share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants, cheques and similar financial instruments by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two (2) consecutive occasions, or, following one (1) such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article 228 in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant, cheque or similar financial instrument.

Scrip dividends

229 The Board may offer any holder of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend subject to the following terms and conditions:

(a)

each holder of Ordinary Shares shall be entitled to that number of new Ordinary Shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend but elects to forego (each a new Ordinary Share). For this purpose, the value of each new Ordinary Share shall be:

(i)

equal to the average quotation for the Ordinary Shares, that is, the average of the closing prices for Depositary Shares on Nasdaq (adjusted as the Board shall determine to reflect the number of Ordinary Shares represented by each Depositary Share) or, if a Nasdaq quote is not available, such other exchange or quotation service on which the Company’s Depositary Shares are listed or quoted as derived from such source as the Board may deem appropriate, on the day on which such Depositary Shares are first quoted ex the relevant dividend and the four subsequent Business Days; or

(ii)	calculated in any other manner the Board considers fit,

but shall never be less than the par value of the new Ordinary Share. A certificate or report by the auditors as to the value of a new Ordinary Share in respect of any dividend shall be conclusive evidence of that value;

(b)	each holder of Ordinary Shares shall only be entitled to new Ordinary Shares;

(c)

on or as soon as possible after announcing that any divided is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of Ordinary Shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective;

(d)

the Board shall not proceed with any election unless the Board has sufficient authority to allot new Ordinary Shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined;

(e)

the Board may exclude from any offer any holders of Shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

(f)

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on Ordinary Shares in respect of which an election has been made (the elected Ordinary Shares) and instead such number of new Ordinary Shares shall be allotted to each holder of elected Ordinary Shares as is arrived at on the basis stated in paragraph (a) of this Article 229. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new Ordinary Shares to be allotted and apply it in paying up in full the appropriate number of new Ordinary Shares for allotment and distribution to each holder of elected Ordinary Shares as is arrived at on the basis stated in paragraph (a) of this Article 229;

(g)

the new Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue except that they shall not be entitled to participate in the relevant dividend in lieu of which they were allotted;

(h)

no fraction of an Ordinary Share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid Ordinary Shares to any holder;

(i)

the Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article 229 or otherwise in connection with any offer made pursuant to this Article 229 and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned; and

(j)	the Board may, at its discretion, amend, suspend or terminate any offer pursuant to the above.

CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise

230 Subject to Article 230A, the Board may with the authority of an ordinary resolution of the Company:

(a)

subject to the provisions of this Article 230, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund of the Company, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)

appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportion to the nominal amount of the Shares (whether or not fully paid up) held by them respectively which would entitle them to participate in a distribution of that sum if the Shares were fully paid and the sum was then distributed by way of dividend;

(c)

apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 230, only be applied in paying up Shares to be allotted to members credited as fully paid;

(d)	allot the Shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)

resolve that any Shares so allotted to any member in respect of any holding by him of any partly paid Shares shall, so long as such Shares remain partly paid, rank for dividend only to the extent that the latter Shares rank for dividend;

(f)

where Shares or debentures become, or would otherwise become, distributable under this Article 230 in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(g)	authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of any Shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)

the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(h)	generally do all acts and things required to give effect to the ordinary resolution.

230A The Board is generally and unconditionally authorised to capitalise any sum standing to the credit of any reserve or fund of the Company (including, without limitation, the Company’s share premium account, merger reserve or capital redemption reserve, if any), and to appropriate any such capitalised sum to allot and issue Deferred Shares to any holder or holders of deferred shares, up to a maximum aggregate nominal amount of £100,000 or such greater amount as may be required to ensure that the Company has sufficient share capital to satisfy the authorised minimum specified by the Statutes.

Reservation of profit

231 The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sum as it deems fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may deem prudent not to distribute.

RECORD DATES

232 Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the Board may:

(a)

fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)

for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of Shares, and how many votes such persons may cast, specify in the notice of meeting a time, not more than forty-eight (48) hours before the time fixed for the meeting (which shall, if the Board so specifies, be calculated taking no account of any part of a day that is not a working day) by which a person must be entered on the Register in order to have the right to attend or vote at the meeting, changes to the Register after the time specified by virtue of this Article 232 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)

for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of Shares, under these Articles, determine that persons entitled to receive such notices are those persons entered on the Register at the close of business on a day determined by the Company or the Board, which day may not be more than twenty-one (21) days before the day that notices of the meeting are sent.

ACCOUNTS

Rights to inspect records

233 No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the Board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

234 Subject to the Statutes, a copy of the Company’s annual accounts and reports for that financial year shall, at least twenty-one (21) clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Statutes, be sent (which for the avoidance of doubt shall include where given in electronic form or by website communication) to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these Articles or, in the case of joint holders of any Share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

Summary financial statements

235 Subject to the Statutes, the requirements of Article 234 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the Statutes and any regulations made under the Statutes.

COMMUNICATIONS

When notice required to be in writing

236 Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board) shall be in writing (which for the avoidance of doubt shall include where given in electronic form or by website communication).

Methods of Company sending notice

237 Subject to Article 236 and unless otherwise provided by these Articles, the Company shall send or supply any Shareholder Information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine (including, without limitation, by making the document or information available on a website) provided that the provisions of the Statutes which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Method of member sending Shareholder Information

238 Subject to Article 237 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a Share shall send any Shareholder Information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)	the determined form and means are permitted by the Statutes for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Statutes; and

(b)

unless the Board otherwise permits, any applicable condition or limitation specified in the Statutes, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the Board, such Shareholder Information shall be authenticated in the manner specified by the Statutes for authentication of a document or information sent in the relevant form.

Notice to joint holders

239 In the case of joint holders of a Share:

(a)

any Shareholder Information shall be given, sent or supplied to the joint holder whose name stands first in the Register in respect of the joint holding and any Shareholder Information so sent shall be deemed for all purposes sent to all the joint holders; and

(b)

the agreement of a joint holder whose name stands first in the Register in respect of the joint holding that any Shareholder Information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

Registered address outside the United Kingdom, the EEA or the United States

240 A member whose registered address is not within the United Kingdom, an EEA State or the United States of America and who sends to the Company an address within the United Kingdom, an EEA State or the United States of America at which a document or information may be sent to him shall be entitled to have the document or information sent to him at that address (provided that, in the case of a document or information sent by electronic means, including without limitation any notification required by the Statutes that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)

without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

241 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

242 The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission

243 Shareholder Information may be sent or supplied by the Company to the person or persons entitled by transmission to a Share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, Shareholder Information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees bound by prior notice

244 Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the Register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a Share shall be bound by any direction notice sent under Article 111 to a person from whom he derives title.

Proof of sending/when notices are deemed sent by post

245 Proof that Shareholder Information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. Shareholder Information sent by the Company to a member by post shall be deemed to have been received:

(a)

if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the notice, document or information was posted; or

(b)

if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the notice, document or other information was posted; or

(c)	in any other case, on the second day following that on which the notice, document or information was posted.

Notices sent in electronic form

246 Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly supplied if sent by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and is deemed by the Statutes to have agreed) that the communication may be sent in that form and:

(a)

the notice or other Shareholder Information is sent in electronic form to such address (or to one of the addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so satisfied;

(b)	the notice or other Shareholder Information is sent in electronic form; and

(c)	in each case that person has not revoked the agreement.

Notices made available by website

247 Subject to the provisions of the Statutes, any notice or Shareholder Information (excluding a share certificate) will be validly supplied if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be supplied to him in that manner and:

(a)	that person has not revoked the agreement;

(b)

that person is notified in a manner for the time being agreed for the purpose between that person and the Company of (i) the publication of the notice or other Shareholder Information on a website, (ii) the address of that website, and (iii) the place on that website where the notice of other Shareholder Information may be accessed and how it may be accessed;

(c)

the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act, provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

When notices deemed received by hand

248 Shareholder Information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address.

Proof of sending/when notices are deemed sent by electronic means

249 Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices deemed sent by website

250 A notice, document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)	when the notice, document or information was first made available on the website; or

(b)

if later, when the member is deemed by Article 245, 248 or 249 to have received notice of the fact that the notice, document or information was available on the website. Such a notice, document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post to the member.

251 Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes), permit such notices to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communications shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe.

When notices deemed sent by advertisement

252 A notice, document or other information sent or supplied by the Company to a member by means of public advertisement shall be deemed to have been received on the day on which the advertisement appears.

No entitlement to receive notice if the Company has no current address

253 A member shall not be entitled to receive any notice, document or information that is required or authorised to be sent or supplied to him by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with these Articles have been returned undelivered to the Company:

(a)	on at least two (2) consecutive occasions; or

(b)	on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article 253 applies shall become entitled to receive such documents or information when he has given the Company an address to which they may be sent or supplied or shall have informed the Company in such manner as may be specified to the Company of an electronic address to which they may be sent or supplied.

Notice during disruption of services

254 Subject to the Statutes, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services, notice of general meetings may be sufficiently given by advertisement. Any notice given by advertisement for the purposes of this Article 254 shall be advertised in at least one newspaper having national circulation in the United Kingdom. If advertised in more than one (1) newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven (7) days before the meeting the posting of notices to addresses again becomes practicable.

Execution of documents

255 Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:

(a)

incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person in such form as the Board may approve; or

(b)	be accompanied by such other evidence as the Board may require in order to be satisfied that the document is genuine.

The Company may designate mechanisms for validating any such document and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument or proxy or invitation to appoint a proxy, any validation requirement shall be specified in the relevant notice of meeting in accordance with Articles 74 and 232(b).

DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents

256 The Company shall be entitled to destroy:

(a)

all instruments of transfer of Shares in the Company which have been registered, and all other documents on the basis of which any entry is made in the Register, at any time after the expiration of six (6) years from the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of one (1) year from the date of recording;

(c)	all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of the cancellation;

(d)	all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of use;

(f)

all proxy appointments which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded, and

(g)	any other document on the basis of which an entry in the Register is made, after six (6) years from the date on which it is made,

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 256 if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

Presumption in relation to destroyed documents

257 It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 256 was duly and properly made;

(b)	every instrument of transfer destroyed in accordance with Article 256 was a valid and effective instrument duly and properly registered;

(c)	every share certificate destroyed in accordance with Article 256 was a valid and effective certificate duly and properly cancelled; and

(d)	every other document destroyed in accordance with Article 256 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but

(e)

the provisions of this Article 257 and Article 256 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)

nothing in this Article 257 or Article 256 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 256 or in any other circumstances which would not attach to the Company in the absence of this Article 257 or Article 256; and

(g)	any reference in this Article 257 or Article 256 to the destruction of any document includes a reference to its disposal in any manner.

258 References in Articles 256 or 257 to instruments of transfer shall include, in relation to Uncertificated Shares, instructions and/or notifications made in accordance with the Relevant System relating to the transfer of such Shares.

UNTRACED MEMBERS

Power to dispose of Shares of untraced shareholders

259 The Company shall be entitled to sell, at the best price reasonably obtainable, the Shares of a member or the Shares to which a person is entitled by transmission if:

(a)

during the period of twelve (12) years before the date of the publication of the advertisements referred to in paragraph (b) of this Article 259 (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the Shares in question have been declared and all dividend warrants, cheques or other methods of payment for amounts payable which have been sent in the manner authorised by these Articles in respect of the Shares in question have remained uncashed;

(b)

the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the Shares; and

(c)

during the relevant period and the period of three (3) months following the publication of the advertisements referred to in paragraph (b) of this Article 259 (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

The Company shall also be entitled to sell any additional Shares issued during the relevant period (or the right to any Share so issued) if the criteria in this Article 259 are satisfied in relation to the additional Shares (but as if the words “during the period of twelve (12) years” were omitted from paragraph (a) and the words “after expiry of the relevant period” were omitted from paragraph (b)).

Transfer on sale

260 To give effect to any sale pursuant to Article 259, the Board may (a) if the Shares are in certificated form, authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the buyer, or (b) where the Shares are held in uncertificated form, in accordance with the Regulations, do all acts and things it considers necessary and expedient to effect the transfer of the Shares to, or in accordance with the directions of, the buyer (including issuing a written notification to the Operator requiring the conversion of the Shares into certificated form).

Effectiveness of transfer

261 An instrument of transfer executed by that person in accordance with Article 260 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the Shares. An exercise by the Company of its powers in accordance with Article 259(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the Shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the Shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

262 The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the Board from time to time thinks fit.

WINDING UP

Liquidator may distribute in specie

263 If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)

divide among the members in specie the whole or any part of the assets, whether they shall consist of property of the same kind or not, of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)	vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)	determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets by liquidator

264 The power of sale of a liquidator shall include a power to sell wholly or partially Shares or debentures or other obligations of another body corporate, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

INDEMNITY

Third party indemnity

265 Subject to the provisions of, and so far as permitted by and consistent with, the Act but without prejudice to any indemnity to which he may otherwise be entitled, the Company shall indemnify, out of the assets of the Company, any director or other officer of the Company or of any associated company (other than any person (whether an officer or not) engaged by the Company as an auditor) against all losses, liabilities and expenditures which he may sustain or incur in the execution and discharge of the duties of his office or otherwise in relation thereto, provided that this Article 265 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

Pension scheme indemnity

266 The Company may also indemnify, out of the assets of the Company, any director or other officer of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 266 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

Defending proceedings

267 Subject to section 205 of the Act, the Company may provide a director or other officer of either the Company or an associated company with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a director to avoid incurring such expenditure.

268 The Company may also provide a director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a director to avoid incurring such expenditure.

Interpretation

269 For the purpose of Articles 265, 266, 267 and 268 the expression associated company shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company, as such terms are defined in the Act.

Alternatives

270 Where any person becomes involved in a situation of any nature in connection with which the Company shall indemnify, may indemnify, may provide funds or may take or omit to take any action or enter into any arrangement which would enable a director or officer to avoid incurring expenditure, in each case in accordance with any of Articles 265 to 268 above (the Alternatives), the Company may undertake to pay to any third party (as a direct and primary obligation of the Company to that third party) any expenses or costs in connection therewith to which any of the Alternatives could apply.

APPROVED DEPOSITARIES

Maintenance of register by Approved Depositary

271 An Approved Depositary shall maintain a register or system( s) ( the Proxy Register) in which shall be recorded the aggregate number of Ordinary Shares which for the time being are registered in the name of the Approved Depositary or its nominee (the Depositary Shares) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to Article 272 and, against his name and address, the nwnber of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his Appointed Number). The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

Appointment of Approved Proxies

272 Without prejudice to the right of an Approved Depositary or its nominee to exercise any rights conferred in these Articles, an Approved Depositary or its nominee may appoint as its proxy or proxies such person or persons as it thinks fit ( each such person being an Appointed Proxy) and may determine the method by which and the terms upon which, such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

Rights of Appointed Proxies

273 Subject to the Statutes and any other provisions of law and subject to the provisions of this Article 273, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

(a)

shall upon production to the Company at a general meeting of written evidence of his appointment ( which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights, and subject to the same restrictions, in relation to his Appointed Number as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Approved Depositary ( or its nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary ( or its nominee) in accordance with Article 122 to Article 135 (inclusive); and

(b)

shall himself be entitled, by an appointment of proxy duly signed by him and deposited with the Company in accordance with Articles 123 and 124, to appoint another person as his proxy in relation to his Appointed Number so that the provisions of these paragraphs shall apply (mutatis mutandis) in relation to such an appointment as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made in accordance with Articles 122 through to Article 135.

Notices to Appointed Proxies

274 The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all Shareholder Information which is sent to the holders of Ordinary Shares.

Payment of dividends to Appointed Proxies

275 The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the Ordinary Shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its nominee in respect of the Ordinary Shares concerned.

Determination of entitlement of Appointed Proxies

276 For the purposes of determining which persons are entitled as Appointed Proxies:

(a)	to exercise the rights conferred by Article 273;

(b)	to receive notices and other documents sent pursuant to Article 274; and

(c)	to be paid dividends pursuant to Article 275,

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (an Appointed Proxy Record) determined by the Approved Depositary in consultation with the Company.

277 When an Appointed Proxy Record Date is determined for a particular purpose:

(a)

the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Appointed Proxy Record Date; and

(b)	changes to entities in the Proxy Register after the close of business on the Appointed Proxy Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

No interest in Shares

278 Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in Shares upon any trust and subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 273(b) the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the Ordinary Shares in respect of which the Appointed Proxy has been appointed.

Questions as to validity to vote Depositary Shares

279 If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of Shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a general meeting be determined by the Chairman of the Meeting ( and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested

DISPUTE RESOLUTION

Exclusive jurisdiction

280 Save in respect of any cause of action arising under the Securities Act or the Exchange Act, the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such, or as a purported derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company or the Board or any of the directors or officers individually (or against any combination of the foregoing persons), arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

281 Unless the Company by ordinary resolution consents in writing to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Duties of directors

282 In no situation shall any director or officer owe any duty of any nature whatsoever to any member (in that member’s capacity as such).

Remedies

283 Damages alone may not be an adequate remedy for any breach of Articles 280, 281 or 282, so that, in the event of a breach or anticipated breach, the remedies of injunction and an order for specific performance would in appropriate circumstances each be available.

Governing law

284 The governing law of the Articles is the substantive law of England and these Articles shall be interpreted in accordance with English law.

Interpretation

285 For the purposes of Articles 280 to 283:

(a)	a dispute shall mean any dispute, controversy or claim,

(b)	references to Company shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time, and

(c)

director and officer shall be read so as to include each and any director and officer of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director or officer of the Company.